Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following registration statements of Foot Locker, Inc. and subsidiaries of our reports dated March 27, 2025, with respect to the consolidated financial statements of Foot Locker, Inc. and subsidiaries and the effectiveness of internal control over financial reporting.

Form S-8 No. 333-33120

Form S-8 No. 333-121515

Form S-8 No. 333-144044

Form S-8 No. 333-149803

Form S-8 No. 333-167066

Form S-8 No. 333-171523

Form S-8 No. 333-190680

Form S-8 No. 333-196899

Form S-8 No. 333-267044

Form S-8 No. 333-272007

/s/ KPMG LLP

New York, New York

March 27, 2025